LIMITED POWER OF ATTORNEY FOR SECTION 16
AND SECTION 13 REPORTING OBLIGATIONS
       Know all by these presents, that the undersigned hereby makes, constitutes and appoints J. Todd Sherman as the undersigned's true and lawful attorney-in-fact with full power and authority as hereinafter described to:
       (1) execute for and on behalf of the undersigned, (i) Forms 3, 4, and 5
(including any amendments thereto) in accordance with Section 16(a) of the
Securities Exchange Act of 1934 and the rules thereunder (the "Exchange Act")
and (ii) Schedule 13D, Schedule 13G and Form 13F in accordance with Section 13
(and the rules thereunder) of the Exchange Act, to be filed in respect of the undersigned's economic interest in certain affiliates of Camden Partners
Holdings, LLC (the "Company");
       (1) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to prepare, complete and execute any such
Form 3, 4, or 5, Schedule 13D, Schedule 13G, or Form 13F, or any other form or report, prepare, complete and execute any amendment or amendments thereto, and timely deliver and file such form or report with the United States Securities and Exchange Commission (the "SEC") and any stock exchange or similar authority, including without limitation the filing of a Form ID or any other application materials to enable the undersigned to gain or maintain access to the Electronic
Data Gathering, Analysis and Retrieval system of the SEC;
       (4) seek or obtain, as the undersigned's representative and on the undersigned's behalf, information regarding transactions in the securities owned by the Company or its affiliates from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such third party to release any such information to the herein appointed attorney-in-fact and approves and ratifies any such release of information; and
       (5) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.
       The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, are not assuming nor relieving, nor is the Company assuming nor relieving, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act. The undersigned acknowledges that neither the Company nor the foregoing attorney-in-fact assume (i) any liability for the undersigned's responsibility to comply with the requirements of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act.
       This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 or Schedule 13D,
Schedule 13G, or Form 13F with respect to the undersigned's holdings of and transactions in securities owned by the Company or its affiliates, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.
       IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 5th day of March, 2014.
/s/ David L. Warnock
David L. Warnock